Exhibit (p)(1)
                                THE CUTLER TRUST
                                 CODE OF ETHICS

                                  JUNE 15, 2000

SECTION 1.  INTRODUCTION

         This Code of Ethics ("Code") has been adopted by The Cutler Trust (the "Trust") with respect to each of its investment portfolios (each a "Fund") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Trust and to deal with other types of conflict of interest situations.

         Upon discovering a violation of the Code, the Board of Trustees (the "Board") may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment or other position of the violator.

SECTION 2.  DEFINITIONS

         (A)      Access Person means:


         (i)      any Trust officer;

         (ii)     any trustees, including any independent trustee; and

         (iii) any individual in a control relationship with a Fund who obtains information concerning recommendations made to the Fund about the purchase or sale of Covered Securities by the Fund.

         (B) Beneficial Owner means "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities and Exchange Act of 1934 except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

         (C) Control has the same meaning as in Section 2(a)(9) of the Investment Company Act of 1940, which generally includes (a) the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company or (b) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the company's voting securities.

         (D)  Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposit;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

         (E) Investment Personnel means any individual who controls a Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

         (F) Security Held or to be Acquired by the Trust means

         (i) any Covered Security which, within the most recent 15 days (x) is or has been held by a Fund or (y) is being or has been considered by a Fund or an investment adviser to the Fund for purchase by the applicable Fund; and

         (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

         (G) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

SECTION 3.  PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. No Access Person shall use any information concerning the investments or investment intentions of a Fund, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund.

         In addition, no affiliated person of a Fund shall, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a Fund:

         (i)      employ any device, scheme or artifice to defraud a Fund;
         (ii) make to a Fund or to a Fund's investment advisers or distributor any untrue statement of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
         (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

         (iv)     engage in any manipulative practice with respect to a Fund.

         (B) OTHER PROHIBITED TRANSACTIONS. Access Persons are prohibited from:

         (i) inducing or causing a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
         (ii) accepting anything other than of de minimus value or any other preferential treatment from any entity with which a Fund does business;
         (iii) establishing or maintaining an account at any entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;
         (iv) using knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of their friends or relatives;
         (v) violating the anti-fraud provisions of the federal or state securities laws;
         (vi)     serving  on  the  boards  of  directors  of  publicly   traded
                  companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

         (C) UNDUE INFLUENCE; DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation:

          (i) the Access Person's direct or indirect beneficial ownership of any securities of such issuer;
          (ii) any position with such issuer or its affiliates; and
          (iii)any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

         (D) CORPORATE OPPORTUNITIES. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to a Fund.

         (E) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

SECTION 4.  REPORTING REQUIREMENTS

         (A) ACCESS PERSON REPORTING. All Access Persons must report the information described in this Section with respect to transactions in any Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All Access Persons and Investment Personnel must report to the Review Officer unless they are otherwise required to report to the distributor or an investment adviser of the Trust or a Fund pursuant to a Code of Ethics adopted by those entities and approved by the Trustees.

         (B) TRUSTEE REPORTING. An independent Trustee (a Trustee who is not an interested person of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940) need only report a transaction if the Trustee knew at the time of the transaction or, in the ordinary course of fulfilling the Trustee's official duties as a Trustee, should have known that, during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the Trustee, such Covered Security is or was purchased or sold or was being considered for purchase or sale by a Fund or an investment adviser to the Trust or a Fund.

         (C) EXCLUSIONS FROM REPORTING. Transactions effected for, and Covered Securities held in, any account over which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (D) INITIAL HOLDING REPORTS. No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
         (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
         (iii)    the date that the report is submitted by the Access Person.

         (E) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such
               transaction   acquired,   any  direct  or   indirect   beneficial
               ownership:

                    (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
                    (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                    (3) the price of the Covered Security at which the transaction was effected;
                    (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
                    (5) the date that the report is submitted by the Access Person.

          (ii) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (1) the name of the broker, dealer or bank with whom the Access Person established the account;
                    (2)  the date the account was established; and
                    (3) the date that the report is submitted by the Access Person.

         (F) ANNUAL HOLDINGS REPORTS. Annually, an Access Person must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

         (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
         (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
         (iii)    the date that the report is submitted by the Access Person.

         (G) CERTIFICATION OF COMPLIANCE. Each Access Person is required to certify annually (in the form of Appendix A) that the Access Person has read and understood the Code and recognizes that the Access Person is subject to the Code. Further, each Access Person is required to certify annually that the Access Person has complied with all the requirements of the Code and that the Access Person has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (H) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions shall be deemed to satisfy the Quarterly Transaction Report requirement. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (I) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (J) ACCOUNT OPENING PROCEDURES. Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, all Access Persons will promptly:

         (i) provide full access to the Fund, its agents and attorneys to any and all records and documents which the Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with the Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide the Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

         (iv) promptly notify the Review Officer or such other individual as the Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by any Access Person.

SECTION 5.  REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. A Review Officer shall be appointed by the Fund's President to:
         (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
         (ii) identify all Access Persons who are required to make these reports and promptly inform each Access Person of the requirements of this Code;
         (iii) compare, on a quarterly basis, all Access Persons' Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv) maintain a signed acknowledgment by each person who is then an Access Person, in the form of Appendix A; and
         (v) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.
         (vi)     Annually prepare a written report to the Trustees that

                    (1) describes any issues under the code of ethics or procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
                    (2)  certifies   that  the  Fund  has   adopted   procedures
                         reasonably necessary to prevent Access Persons from violating the code.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the designated Review Officer shall request a written explanation of the Access Person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Board.

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by the Fund which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

         (iii)    a copy of each report made by an Access  Person as required by
                  Section 4 of this Code for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by a Fund, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 6(iv) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 5(a)(v) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

SECTION 6.  BOARD REVIEW

         The Board of Trustees, including a majority of the independent Trustees, shall:

         (i) approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund before initially retaining their services, and any material changes to these codes within six months of such change;
         (ii) base its approval of a code of ethics, and any material changes to a code of ethics, on a determination that the code contains provisions reasonably necessary to prevent access persons (as defined in the respective codes) from engaging in prohibited conduct;
         (iii) receive, prior to approving a code or any amendment to a code, a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating the code; and
         (iv)     receive and consider, no less frequently than annually

                  (1) a written report from the Fund, investment adviser, or principal underwriter describing any issues, material violations or sanctions arising under the Code; and
                  (2) a written certification from the Fund, investment adviser, or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code.

                                THE CUTLER TRUST

                                 CODE OF ETHICS

                                   APPENDIX A
                          ACCESS PERSON ACKNOWLEDGEMENT

I understand that I am an Access person as defined in The Cutler Trust Code of Ethics. I have read and I understand the Code of Ethics and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

           Signature                                                      Date





         Printed Name

     This form must be completed and returned to the Trust's Review Officer:

                              Ms. Carol S. Fischer
                              c/o The Cutler Trust
                                503 Airport Road
                              Medford, Oregon 97504

                                                                  Exhibit (p)(2)

      CUTLER & COMPANY, LLC CODE OF ETHICS AND POLICY STATEMENT OF INSIDER
                        TRADING & FRAUDULENT PRACTICES.

Cutler & Company, LLC ("Cutler & Company") is required to establish maintain and enforce policies and procedures to detect and prevent the misuse of material, nonpublic information. The procedures can be found in the "Procedures to Implement Cutler & Company, LLC's Code of Ethics and Policy Statement of Insider Trading & Fraudulent Practices". This is our written statement of ethical standards for the guidance of employees, and as a basis for continued employment.

The Investment Company Act of 1940 (the "Act") addresses conflicts of interest that may arise when "Access Persons" engage in personal trading for their own accounts. Rule 17j-1 of the Act (the "Rule") prohibits fraudulent conduct by Access Persons in connection with their personal trading in securities, which are or have been held, or are being or have been considered for purchase, in client accounts.

Cutler & Company's sole business is acting in a fiduciary capacity for the investment of public and private funds. Ours is a trust relationship with our clients. "Insider trading" refers to taking any market action that is based on information not generally available to the public. Every decision we make to invest is based on our own research derived from openly available material, supplied to us. When we have made a decision to invest for clients, that becomes our own inside information and any private use prior to client use might be a violation.

Corporate Opportunities and Fraudulent Conduct.

We shall not take personal advantage of any opportunity properly belonging to public and private funds. It is also unlawful for us to use any information concerning a security held or to be acquired by public and private funds, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of public and private funds. In addition, we shall not, directly or indirectly:

         (i) employ any device, scheme or artifice to defraud a public and private fund or engage in any manipulative practice with respect to public and private funds;
         (ii) make to a public and private fund, any untrue statement of a material fact or omit to state to a public and private fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a public and private fund.

At the same time that we are avoiding any conflict, we try to demonstrate our faith in our management and judgment by investing our own money in the same manner as the client. When done openly and according to strict rules, this is not a conflict. Our ADV filing discloses that our 401(k) funds are invested in The Cutler Trust mutual funds in the same manner as our other clients.

Every employee of Cutler & Company has some access to client files and as such is construed to have possession of confidential information. Any unauthorized use of such information for personal benefit will be considered misappropriation of company property. For purposes of compliance with the Rule, in the context of our organization, "Access Persons" generally will include only Portfolio Managers and Traders of Cutler & Company given their respective roles relating to purchases and sales of client portfolios. Any unauthorized use of such information for personal benefit will be considered a violation of the code. Such violations constitute grounds for disciplinary sanctions, including dismissal.

N:/word/compliance personal trading.doc
Dated 3/1/2000

                                                                   Exhibit(p)(3)

                 PROCEDURES TO IMPLEMENT CUTLER & COMPANY, LLC'S
             CODE OF ETHICS AND POLICY STATEMENT OF INSIDER TRADING
                             & FRAUDULENT PRACTICES

The following procedures have been established to aid the employees of Cutler & Company, LLC ("Cutler & Company") to guard against the illegal use of inside information and fraudulent practices, and to aid management in preventing, detecting and imposing sanctions against insider-personal trading. In addition to the private accounts of clients managed by Cutler & Company, these procedures also pertain to those registered management investment companies or series thereof to which Cutler & Company provides investment advisory services (each a "Fund"). If you have any questions about these procedures, you should consult the company's Trading Compliance Officer.

For purposes of this report the following definitions will apply:

"Access Person" - Any person, including all Managing Members, Officers, Portfolio Managers and Traders of Cutler & Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchases and sales of securities for client portfolios or whose functions relate to the making of any recommendation with respect to the purchases or sales.

"Beneficial Ownership"- Rule 16a-1(a)(2) under the Exchange Act provides that beneficial ownership of a security means having the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security, subject to certain exceptions specified in the rule.

"Security Held or to be Acquired" - Any security, including any option on a security and any security that is convertible into or exchangeable for a security, that is held or to be acquired, which within the most recent 15 days,
(i) is or has been held by a client's portfolio or (ii) is being or has been considered for purchase by a client's portfolio.

"Trading Compliance Officer" - This person shall be designated by Cutler & Company from time to time. This is currently Linda Beckmann.

1.  Identifying Inside Information

Before trading for yourself or others, including investment companies or private accounts managed by Cutler & Company, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

     ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

     iii. Is this a security that (a) is or has been held, or (b) is being or has been considered for purchase?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

      i.  Report the matter immediately to the Trading Compliance Officer.

      ii. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Cutler & Company.

    iii. Do not communicate the information inside or outside Cutler & Company, other than to the Trading Compliance Officer.


2.    Restricting Access to Material Nonpublic Information

      Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Cutler & Company, except as provided in paragraph 1, above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

3.    Resolving Issues Concerning Insider Trading

      If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Trading Compliance Officer before trading or communicating the information to anyone.

4.  Personal Securities Trading

      i. Initial Holdings Report

Rule: "Access persons" must report the name, number of shares and principal amount of all securities in which an access person had any "beneficial ownership" and any securities account the access person maintains for his or her direct or indirect benefit with a broker, dealer or bank within 10 days of becoming an access person. Policy: Within 10 days of becoming an access person, the above information must be given to the Trading Compliance Officer.

      ii. Annual Holdings Report

Rule: Access persons must report annually the name, number of shares and principal amount of all securities owned by the access person and any securities account the access person maintains with a broker, dealer or bank and the date on which the report is submitted. The information must be current as of a date no more than 30 days before the report is submitted. If Cutler & Company maintains a running count of securities holdings, access person may confirm annually in writing the accuracy of the records required to be disclosed in the annual holdings report and recording the date of confirmation.

Policy: We will maintain a running count of securities holdings for any account in your name or accounts in which you have any "Beneficial Ownership". Every access person must inform the broker or brokers they are doing their trades with to have a duplicate confirmation and duplicate statement sent to the Trading Compliance Officer. You must also confirm in a dated, written statement annually that your custodian statements being sent are complete and accurate.

      iii. Quarterly Transaction Report

Rule: No later than 10 days after the end of a calendar quarter, access persons must file a quarterly report reporting personal securities transactions, including the date of the transaction, the name and number of shares, the interest rate and maturity date (if applicable), the principal amount of the securities involved, the nature of the transaction, the price at which the transaction was effected and the broker, dealer or bank with or through whom the transaction was effected. If the access person establishes a securities account during the quarterly period, the quarterly report must also disclose the name of the broker, dealer or bank with whom the account is established and the date the account is established. The date that the report is submitted must be noted.

Policy: Every access person must have the broker or brokers you are trading with send a duplicate confirmation to the Trading Compliance Officer on any transaction you place with them for any account in your name or accounts that you have any "Beneficial Ownership" at any time. This will take care of the requirement of quarterly reporting.

      iv. Review of Reports

Rule: The Trading Compliance Officer must identify all access persons who are required to make reports and must inform those persons of their reporting obligations. Trading Compliance Officer must review all initial holdings, quarterly transaction and annual holdings reports.

Policy: The Trading Compliance Officer will review initial holdings reports, audit confirmations received with broker statements no less than quarterly and will initial the annual holdings reports after confirmation of completeness and accuracy.

      v. Pre-Approval of Investments in IPOs and Private Placements.

Rule: "Investment personnel" must obtain approval from the Trading Compliance Officer before acquiring any beneficial ownership in an IPO or private placement. "Investment personnel" are (a) employees who participate in making investment recommendations. (b) persons in a control relationship who obtain information about investment recommendations made.

Policy: We define "investment professionals" the same as "access persons". Every access person must obtain approval from the Trading Compliance Officer as stated above.

      vi. Recording-Keeping for Pre-approval of Investments in IPOs and Private Placements.

Rule: We must maintain records of the approval of, and rationale supporting, the acquisition of such securities for at least five years after the end of the fiscal year in which the approval is granted. Policy: The Trading Compliance Officer will keep such records.

      vii. Annual Report to Board(s) of Investment Company Clients.

      Cutler & Company will annually submit to the Board(s) of its investment company clients for consideration a written report that (a) describes any issues arising under the code of ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to those violations, and (b) certifies that Cutler & Company has adopted procedures reasonably necessary to prevent access persons from violating the code.

      viii. Other Required Records. The Trading Compliance Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by Cutler & Company which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, including these procedures, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii) a copy of each report made by anyone subject to these procedures as required by Section 4 (including all duplicate confirmations and brokerage statements) for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Cutler & Company, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 4.vii of these procedures for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Access Persons of securities under Section 4 of these Procedures, for at least five (5) years after the end of the fiscal year in which the approval is granted.

Dated:    3/1/2000

ETHICAL COMPLIANCE AND INSIDER TRADING

Acknowledgement: I have read and understand the foregoing procedures and will comply in all respects with such procedures.


Name                                                           Date

To be filed in employee's personnel file.
N:/word/personal trading procedures.doc

                                                                  Exhibit (p)(4)
                         FORUM INVESTMENT ADVISORS, LLC
                            FORUM FUND SERVICES, LLC
                                 CODE OF ETHICS
                           AS AMENDED JANUARY 17, 2000

INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Forum Fund Services, LLC ("FFS") and Forum Investment Advisors, LLC ("FIA" and collectively with FFS, "Forum"). This Code pertains to Forum's investment advisory and distribution services to registered management investment companies or series thereof (each a "Fund"). In addition, this Code applies to employees of Forum's commonly controlled companies who serve as officers of a Fund. This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.       POLICY STATEMENT

         Forum forbids any Access Person, Investment Personnel or Fund Officer from engaging in any conduct which is contrary to this Code. In addition, due to their positions, Forum also forbids any Access Person or Investment Personnel from engaging in any conduct which is contrary to Forum's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to Forum. These include contractual arrangements with Forum, policies adopted by Forum concerning confidential information and documents and FFS' Compliance and Supervisory Procedures Manual.

         Forum has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

          (a) All Access Persons and Investment Personnel, in each case only with respect to those Funds as listed on Appendix B.

          (b) Fund Officers, but only with respect to those Funds for which they serve as Fund Officers as listed in Appendix B.

3.       PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for Access Persons, Investment Personnel and Fund Officers to use any information concerning a security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

         (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

         (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or
         (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund.

         (B) BLACKOUT PERIOD. Access Persons and Investment Personnel shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

         (C) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No Investment Personnel shall purchase or sell a Covered Security within five calendar days before or two calendar days after a Fund for which the Investment Personnel makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by FIA.

         (D) FUND OFFICER PROHIBITION. No Fund Officer shall directly or indirectly seek to obtain information (other than that necessary to accomplish the functions of the office) from any Fund portfolio manager regarding (i) the status of any pending securities transaction for a Fund or (ii) the merits of any securities transaction contemplated by the Fund Officer.

         (E) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):

         (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home);
         (ii) purchases which are part of an automatic dividend reinvestment plan;
         (iii)    purchases or sales which are non-volitional on your part; and
         (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         Your trading shall be exempt from the  limitations of Sections 3(b) and
(c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of FIA do not exceed two percent of the daily average trading volume of the security for the prior 15 days.

         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

         (F) REQUIREMENT FOR PRECLEARANCE. Investment Personnel must obtain prior written approval from the designated Review Officer before:

         (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and
         (ii) directly or indirectly acquiring securities in a private placement. In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel by virtue of their position with the Fund.

         Any Investment Personnel of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

         (G) OTHER PROHIBITED TRANSACTIONS. Access Persons, Investment Personnel and Fund Officers shall not:

         (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
         (ii) accept anything other than of de minimis value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;
         (iii) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;
         (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;
         (v) violate the anti-fraud provisions of the federal or state securities laws;
         (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

         (H) UNDUE INFLUENCE. Access Persons, Investment Personnel and Fund Officers shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

         (I) CORPORATE OPPORTUNITIES. Access Persons, Investment Personnel and Fund Officers shall not take personal advantage of any opportunity properly belonging to a Fund.

         (J)  CONFIDENTIALITY.  Except  as  required  in the  normal  course  of carrying out their business responsibilities, Access Persons, Investment Personnel and Fund Officers shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

4.       REPORTING REQUIREMENTS

         (A) REPORTING. Access Persons, Investment Personnel and Fund Officers must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

         (B) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which you have no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (C) INITIAL HOLDING REPORTS. No later than ten (10) days after you become subject to this Code as set forth in Section 2, you must report the following information:

         (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect beneficial ownership as of the date you became subject to this Code;

         (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code; and
         (iii)    the date that the report is submitted.

         (D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, you must report the following information:

         (iii) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
               (3) the price of the Covered Security at which the transaction was effected;
               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and
               (5)  the date that the report is submitted.

          (iv) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

                  (1) the name of the broker, dealer or bank with whom you established the account;
                  (2)      the date the account was established; and
                  (3)      the date that the report is submitted.

         (E) ANNUAL HOLDINGS REPORTS. Annually, you must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;
          (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and
          (iii) the date that the report is submitted.

         (F) CERTIFICATION OF COMPLIANCE. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (G)  ALTERNATIVE  REPORTING.  The  submission to the Review  Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (I) ACCOUNT OPENING PROCEDURES. You shall provide written notice to the Review Officer prior toopening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

         (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;
         (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
         (iii) provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
         (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of Forum has been appointed by the Director of FIA and FFS as the Review Officer to:

         (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
         (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;
         (iii)    compare,   on  a  quarterly  basis,  all  Covered   Securities
                  transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
         (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and
         (vii) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.
         (vi) exempt any Fund Officer from provisions of this Code if the person is subject to similar requirements of a Fund's Code of Ethics.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Director of FIA and FFS and a Fund's Board of Trustees (or Directors).

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

         (i) a copy of any code of ethics adopted by Forum which has been in effect during the previous five (5) years in an easily accessible place;
         (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
         (iii) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
         (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Forum, in an easily accessible place;
         (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
         (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 3(f) of this Code, for at least five
                  (5) years after the end of the fiscal year in which the approval is granted.

         (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:

         (i)      same  day  trades:   transactions   by  Access  Persons  and
                  Investment Personnel occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.
         (ii) portfolio manager trades: transactions by Investment Personnel within five calendar days before and two calendar days after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security.
         (iii) fraudulent conduct: transaction by Access Persons, Investment Personnel and Fund Officers which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or FIA for purchase by a Fund.
         (iv) other activities: transactions which may give the appearance that an Access Person, Investment
                  Personnel or Fund Officer has executed transactions not in accordance with this Code.

         (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

         (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

         (ii) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons, Investment Personnel and Fund Officers from violating this code.

                              FORUM CODE OF ETHICS

                                   APPENDIX A

                                   DEFINITIONS

(a)      Access Person:

         (i)(1) of FIA means each director or officer of FIA, any employee or agent of FIA, or any company in a control relationship to FIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by FIA, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

         (i)(2) any natural person in a control relationship to FIA who obtains information concerning recommendations made to a Fund by FIA with regard to the purchase or sale of Covered Securities by the Fund;

         (ii) of FFS means each director or officer of FFS who in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of Covered Securities for a Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

(b)  Act means the Investment Company Act of 1940, as amended.

(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposits;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

(f) Fund Officer means any employee of Forum or of a company commonly controlled with Forum who is an officer or director/trustee of a Fund.

(h)      Investment Personnel means

(i) any employee of FIA who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by FIA; and

         (ii) any individual who controls FIA or a Fund for which FIA is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(i) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(j)      Security held or to be acquired by the Fund means

         (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

         (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                              FORUM CODE OF ETHICS
                                   APPENDIX B
                             LIST OF ACCESS PERSONS
                          (as amended August 28, 2000)

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

             FIA                  AP       IP              AS OF DATE                    FUND                 END DATE

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Berthy, Les C.                    X         X     September 1, 1989                       FF

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Fischer, Anthony R.               X         X     January 1, 1998                         CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Goldstein, David I.               X               June 1, 1997                          FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Keffer, John Y.                   X               September 1, 1989                     FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Stillings, Dawn Marie             X         X     January 1, 1998                       FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Hirsch, Ronald H.                 X               November 1, 1999                      FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Olson, Erica B.                   X         X     August 28, 2000                       FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

             FFS                  AP       IP              AS OF DATE                    FUND                 END DATE

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Goldstein, David I.               X               September 1, 1991                       All

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Keffer, John Y.                   X               June 9, 1986                            All

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Hirsch, Ronald H.                 X               November 1, 1999                        All

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

        FUND OFFICERS             AP       IP              AS OF DATE            OFFICER OR TRUSTEE OF        END DATE

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Goldstein, David I.                               October 16, 1992                      FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Hirsch, Ronald H.                                 October 28, 1999              SS, TC, CT, ML, FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Keffer, John Y.                                   October 16, 1992              FF/CTD, CT, SS, ML, TC

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Klenk, Leslie K.                                  May 19, 1998                          FF/CTD

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Riggle, D. Blaine                                 March 9, 1998                     CT, ML, SS, TC

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Sheehan, Thomas G.                                July 26, 1994                           ML

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

Taylor, Dawn                                      January 28, 1999                        SS

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------


AP = Access Person;  IP = Investment Personnel

FF = Forum Funds; CTD = Core Trust (Delaware); CT = Cutler Trust; TC = True Crossing; Memorial = ML; SS = Sound Shore

                                      FORUM
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGMENT

I understand that I am subject to Forum's Code of Ethics. I have read and I understand the Forum Code of Ethics, as adopted by Forum Investment Advisors, LLC and Forum Fund Services, LLC as amended January 17, 2000 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



          Signature                                                      Date





        Printed Name

   THIS FORM MUST BE COMPLETED AND RETURNED TO FORUM'S COMPLIANCE DEPARTMENT:

                               COMPLIANCE MANAGER
                              FORUM FINANCIAL GROUP
                               TWO PORTLAND SQUARE
                               PORTLAND, ME 04101